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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of PC Connection, Inc. (the "Company") on Form S-8 of our report dated February 4, 1998 on the financial statements of the Company and our report dated February 27, 1998 on the financial statement schedule of the Company for the year ended December 31, 1997, appearing in Amendment No. 4 to Registration Statement No. 333-41171 on Form S-1 of the Company.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 23, 1998